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                                                                    EXHIBIT 16.1

June 30, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 (a) of Form 8-K dated June 30, 2006, of Avantogen Oncology, Inc. and are in agreement with the statements contained in the second and third paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.


                                         /s/ Cacciamatta Accountancy Corporation